UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2024

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each ten warrants exercisable for one share of Voting Common Stock at an exercise price of $115.00	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2024, Anna French, D.Phil. notified the Board of Directors (the “Board”) of Jasper Therapeutics, Inc. (the “Company”) of her intent to resign from the Board effective as of June 18, 2024. Dr. French’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective immediately following Dr. French’s resignation, on June 18, 2024, the Board appointed Svetlana Lucas, Ph.D. as a Class III director of the Company.

Dr. Lucas, age 52, has served as the Chief Business Officer at Scribe Therapeutics Inc. since June 2019. Previously, she served as Senior Vice President, Business Development at Tizona Therapeutics, Inc. (“Tizona”), a clinical stage immunotherapy company, from January 2019 to June 2019, where she was responsible for the company’s business development strategy and transactions, including global strategic collaboration with AbbVie Inc., and prior to that as Vice President at Tizona from June 2015 to January 2019. Before joining Tizona, Dr. Lucas was Head of Oncology and Inflammation External R&D Team at Amgen Inc. (“Amgen”) from August 2014 to July 2015 where she oversaw business development activities, including Amgen’s strategic cancer immunotherapy research collaboration and licensing agreement with Kite Pharma, and collaborated with Amgen Ventures on several investments in oncology and inflammation. Svetlana joined Amgen following the acquisition of Onyx Pharmaceuticals, Inc. (“Onyx”), where she served as a Director, Corporate Development from September 2012 to August 2014 and spearheaded the company’s oncology partnering strategy and due diligence of new opportunities. She held positions of increasing responsibility in strategy, business development, and strategic marketing at Amgen from January 2003 to September 2005, PDL BioPharma/ Facet Biotech (acquired by Abbvie) from September 2005 to July 2010, and XOMA Corporation from July 2010 to September 2012. From February 2001 to January 2003, Dr. Lucas was a strategy consultant in the Life Sciences practice of McKinsey & Company, Inc. She received her undergraduate degree in Biology from Moscow State University, and her Ph.D. in Molecular Biology and Biochemistry from the California Institute of Technology. Dr. Lucas has served on the board of directors of aTyr Pharma, Inc. (Nasdaq: LIFE) since June 2019 and as an advisor to Radar Therapeutics since October 2023.

In connection with her appointment to the Board, in accordance with the Company’s Non-Employee Director Compensation Policy (as may be amended or restated from time to time, the “Non-Employee Director Compensation Policy”), on June 18, 2024, the effective date of her appointment to the Board, Dr. Lucas was granted an option to purchase 15,000 shares of the Company’s voting common stock, of which 25% of the total number of shares subject to the option shall vest on the one year anniversary of the date of grant and 1/48th of the total number of shares subject to the option shall vest monthly thereafter, in each case subject to Dr. Lucas’ continuous service to the Company on and through each applicable vesting date. The option has an exercise price per share equal to $23.19, the closing price of the Company’s voting common stock on the date of grant. As a non-employee director, Dr. Lucas will also be entitled to receive the Company’s standard cash retainers for service on the Board and for membership on any committees of the Board on which she may serve, as set forth in the Non-Employee Director Compensation Policy.

The Company has also entered into an indemnification agreement with Dr. Lucas in the same form as its standard form of indemnity agreement with its other directors.

There are no family relationships between Dr. Lucas and any director or executive officer of the Company, and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Lucas has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On June 19, 2024, the Company issued a press release announcing the appointment of Dr. Lucas to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated June 19, 2024.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: June 20, 2024	By:	/s/ Herb Cross
		Name:	Herb Cross
		Title:	Chief Financial Officer

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